Exhibit 21.1
Attachment A
CATALENT, INC. SUBSIDIARIES
As of June 30, 2020

NAME (STATE/COUNTRY OF ORGANIZATION)
WHOLLY OWNED SUBSIDIARIES OF CATALENT, INC. (UNLESS OTHERWISE INDICATED)

1	Catalent Anagni S.r.l. (ITALY)
2	Catalent Argentina S.A.I.C. (ARGENTINA)
3	Catalent Belgium Holding S.A. (BELGIUM)
4	Catalent Belgium S.A. (BELGIUM)
5	Catalent Brasil Ltda (BRAZIL)
6	Catalent China Holdings Limited (CAYMAN ISLANDS)
7	Catalent Cosmetics AG (SWITZERLAND)
8	Catalent CTS (Edinburgh) Limited (UNITED KINGDOM)
9	Catalent CTS (Kansas City), LLC (DELAWARE)
10	Catalent CTS (Singapore) Pvt Ltd (SINGAPORE)
11	Catalent CTS (Wales) Limited (UNITED KINGDOM)
12	Catalent CTS UK Holding Limited (UNITED KINGDOM)
13	Catalent CTS, LLC (DELAWARE)
14	Catalent France Beinheim S.A. (FRANCE) (99.85%)
15	Catalent France Limoges Holding S.A.S. (FRANCE)
16	Catalent France Limoges S.A.S. (FRANCE)
17	Catalent Germany Eberbach GmbH (GERMANY)
18	Catalent Germany Holding II GmbH (GERMANY)
19	Catalent Germany Holding III GmbH (GERMANY)
20	Catalent Germany Schorndorf GmbH (GERMANY)
21	Catalent Harmans Road, LLC (DELAWARE)
22	Catalent Holdco II, LLC (DELAWARE)
23	Catalent Holdco III, LLC (DELAWARE)
24	Catalent Holdco IV, LLC (DELAWARE)
25	Catalent Houston, LLC (f/k/a MaSTherCell U.S., LLC) (DELAWARE)
26	Catalent Indiana Holdings, LLC (DELAWARE)
27	Catalent Indiana, LLC (INDIANA)
28	Catalent Italy Holding Srl (ITALY)
29	Catalent Italy S.p.A. (ITALY)
30	Catalent Japan K.K. (JAPAN)
31	Catalent Maryland (f/k/a Paragon Bioservices, Inc.) (DELAWARE)
32	Catalent Micron Technologies Limited (UNITED KINGDOM)
33	Catalent Micron Technologies, Inc. (PENNSYLVANIA)
34	Catalent MSTC, Inc. (f/k/a Masthercell Global Inc.) (DELAWARE)
35	Catalent MTI Pharma Solutions Limited (UNITED KINGDOM)
36	Catalent MTI Pharma Solutions, Inc. (DELAWARE)
37	Catalent Netherlands Holding B.V. (NETHERLANDS)
38	Catalent Nottingham Limited (UNITED KINGDOM)
39	Catalent Ontario Limited (CANADA)

Exhibit 21.1

40	Catalent Pharma Solutions GmbH (SWITZERLAND)
41	Catalent Pharma Solutions Limited (UNITED KINGDOM)
42	Catalent Pharma Solutions, Inc. (DELAWARE)
43	Catalent Pharma Solutions, LLC (DELAWARE)
44	Catalent Pharmaceutical Consulting (Shanghai) Co., Ltd. (CHINA)
45	Catalent Pharmaceutical Technology (Shanghai) Co., Ltd. (CHINA)
46	Catalent PR Humacao, Inc. (PUERTO RICO)
47	Catalent San Diego Inc. (CALIFORNIA)
48	Catalent (Shanghai) Clinical Trial Supplies Co Ltd. (CHINA)
49	Catalent Singapore Holdings Pte. Ltd. (SINGAPORE)
50	Catalent U.K. Packaging Limited (UNITED KINGDOM)
51	Catalent U.K. Swindon Encaps Limited (UNITED KINGDOM)
52	Catalent U.K. Swindon Holding II Limited (UNITED KINGDOM)
53	Catalent U.K. Swindon Zydis Limited (UNITED KINGDOM)
54	Catalent UK Supply Chain Limited (UNITED KINGDOM)
55	Catalent Uruguay S.A. (URUGUAY)
56	Catalent US Holding I, LLC (DELAWARE)
57	Catalent USA Packaging, LLC (DELAWARE)
58	Catalent USA Woodstock, Inc. (ILLINOIS)
59	Cell Therapy Holding S.A. (BELGIUM)
60	Columbia Laboratories (Bermuda) Ltd. (BERMUDA)
61	Columbia Labs UK Ltd (UNITED KINGDOM)
62	Catalent JNP, Inc. (DELAWARE)
63	MaSTherCell S.A. (BELGIUM)
64	Molecular Profiles Ltd (UNITED KINGDOM)
65	PTS Intermediate Holdings LLC (DELAWARE)
66	R.P. Scherer DDS B.V. (NETHERLANDS)
67	R.P. Scherer Technologies, LLC (NEVADA)
68	Raritan Valley Insurance Company (NEW JERSEY)
69	Redwood Bioscience Inc. (DELAWARE)